Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statements on Form S-1 (Filing no. 333-185738), S-3 (Filing nos. 333-185001, 333-185003 and 333-191655) and S-8 (Filing nos. 333-139196 and 333-176934 and 333-192215) of our report dated February 27, 2014 with respect to the audited consolidated financial statements of Opexa Therapeutics, Inc. for the years ended December 31, 2013 and 2012.

We also consent to the references to us under the heading “Experts” in such Registration Statements.

/s/ MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

February 27, 2014